Exhibit 99.1

Second Quarter Investor Relations Update
July 11, 2018

This interim investor update has a new format designed to reflect developments from the most recent quarter. Guidance for the full year will be provided when the company reports quarterly results. Future investor updates will continue to follow this pattern.

General Overview

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PSA update - On June 14, 2018, PSA Airlines, one of the company’s wholly owned regional carriers, experienced an IT issue that impacted its operations and resulted in the cancellation of approximately 3,000 flights over the following week. The company estimates that this event negatively impacted pre-tax income by approximately $35 million.

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Special items - The company expects its total pre-tax net special items in the second quarter will approximate $215 million. Net special items principally include merger integration, fleet restructuring expenses and mark-to-market adjustments for the company’s investment in China Southern Airlines and bankruptcy obligations. Additionally, special items include a $26 million non-cash impairment charge to write-off the company’s Brazil route authority intangible asset as a result of ratification of the U.S.-Brazil open skies agreement.

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Revenue - The company now expects its second quarter total revenue per available seat mile (TRASM) to be up approximately 1.0 to 3.0 percent year-over-year, versus its previous guidance of up approximately 1.5 to 3.5 percent. This change from previous guidance is due to lower than anticipated domestic yields.

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CASM - Second quarter consolidated CASM excluding fuel and special items is now expected to be up approximately 2.5 percent[1] year-over-year, versus previous guidance of up approximately 3.5 percent. The increase in CASM excluding fuel and special items is lower than previous guidance due primarily to lower than anticipated maintenance expense and the application of higher airport rent settlement credits.

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Liquidity - As of June 30, 2018, the company had approximately $7.2 billion in total available liquidity, comprised of unrestricted cash and investments of $4.7 billion and $2.5 billion in undrawn revolver capacity. The company also had a restricted cash position of $183 million.

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Shares outstanding - In the second quarter of 2018, the company repurchased 8.2 million shares at a cost of $350 million. Including share repurchases, shares withheld to cover taxes associated with employee equity awards and share distributions, and the cash extinguishment of convertible debt, the company’s share count has dropped 39 percent from 756.1 million shares at merger close to 460.5 million shares outstanding on June 30, 2018. The fully diluted weighted average sharecount for the second quarter was approximately 465 million.

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Capital expenditures - The increase in second quarter gross aircraft capex and net PDPs from previous guidance is due primarily to a shift in timing of new aircraft deliveries, as well as higher PDPs from the regional aircraft transaction announced earlier this year.

Notes:

1.	For a reconciliation of special items (including the company’s estimates for the second quarter), please see the GAAP to non-GAAP reconciliation at the end of this document.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Second Quarter Investor Relations Update
July 11, 2018

2nd Quarter 2018
	Previous Guidance	Current Guidance
	4/26/2018	7/11/2018
Consolidated Guidance[1]
Available Seat Miles (ASMs) (bil)	~73.1	~72.9
Cargo Revenues ($ mil)[2]	~250	~260
Other Revenues ($ mil)[2]	~670	~695
Total Revenue per ASM (TRASM)	+1.5% to +3.5%	+1% to +3%
Average Fuel Price (incl. taxes) ($/gal) (as of 7/06/2018)	2.18 to 2.23	2.24 to 2.29
Fuel Gallons Consumed (mil)	~1,152	~1,146
CASM ex fuel and special items (YOY % change)[3]	+2.5% to +4.5%	+1.5% to +3.5%
Interest Income ($ mil)	~(26)	~(30)
Interest Expense ($ mil)	~272	~266
Other Non-Operating (Income)/Expense ($ mil)[4]	~(77)	~(56)
Pre-tax Margin	+7.5% to +9.5%	+7.5% to +9.5%

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX	~(471)	~(417)
Gross Aircraft CAPEX & net PDPs	~(410)	~(535)
Assumed Aircraft Financing	~221	~301
Net Aircraft CAPEX & PDPs[5]	~(189)	~(233)
Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Cargo/Other revenue includes cargo revenue, loyalty program revenue, and contract services.
3.	CASM ex fuel and special items is a non-GAAP financial measure.
4.
Other Non-Operating (Income)/Expense primarily includes non-service related pension and retiree medical benefit income/costs, gains and losses from foreign currency, and income/loss from the company’s approximate 25% ownership interest in Republic Airways Holdings Inc.

5.	Numbers may not recalculate due to rounding.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Second Quarter GAAP to Non-GAAP Reconciliation
July 11, 2018
The company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding special items and fuel (non-GAAP measure). Management uses total operating costs excluding special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and special items allow management an additional tool to better understand and analyze the company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the company’s current performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to better understand the company’s core operating performance.

American Airlines Group Inc. GAAP to Non-GAAP Reconciliation
	2Q18 Range
	Low	High
Consolidated[1]
Consolidated operating expenses	$10,524	$10,736
Less fuel expense	2,567	2,624
Less special items	136	136
Consolidated operating expense excluding fuel and special items	7,821	7,975
Consolidated CASM (cts)	14.44	14.73
Consolidated CASM excluding fuel and special items (Non-GAAP) (cts)	10.73	10.94
YOY (%)	1.5%	3.5%
Consolidated ASMs (bil)	72.9	72.9

Other non-operating (income)/expense[1]
Other non-operating (income)/expense	$23	$23
Less special items	79	79
Other non-operating (income)/expense excluding special items	(56)	(56)

Notes:	Amounts may not recalculate due to rounding.
1.
Net special items principally include merger integration, fleet restructuring expenses and mark-to-market adjustments for the company's investment in China Southern Airlines and bankruptcy obligations. Additionally, special items include a $26 million non-cash impairment charge to write-off the company's Brazil route authority intangible asset as a result of ratification of the U.S.-Brazil open skies agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
July 11, 2018
Cautionary Statement Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (especially in Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors) and other risks and uncertainties listed from time to time in the company's other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information